                                                               Exhibit 99.(b)(9)


[COUNTRY letterhead]


                                 April 25, 2005


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen,

With reference to the Registration Statement on Form N-4 filed by COUNTRY Investors Life Assurance Company ("Company") and its COUNTRY Investors Variable Annuity Account with the Securities and Exchange Commission covering certain variable annuity contracts, I have examined such documents and such law as I considered necessary and appropriate, and on the basis of such examinations, it is my opinion that:

(1) The Company is duly organized and validly existing under the laws of the State of Illinois.

(2) The variable annuity contracts, when issued as contemplated by the said Form N-4 Registration Statement will constitute legal, validly issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the said Form N-4 Registration Statement and to the reference to my name under the caption "Legal Matters" in the Statement of Additional Information contained in the said Registration Statement. In giving this consent, I am not admitting that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                             Very truly yours,

                                             /s/ Paul M. Harmon

                                             Paul M. Harmon
                                             General Counsel